Exhibit 10.15

EXECUTION COPY

GUARANTOR PLEDGE AND SECURITY AGREEMENT
Dated as of April 28, 2011
among
KBS DEBT HOLDINGS MEZZ HOLDER, LLC
as a Grantor

and

Each Other Grantor
From Time to Time Party Hereto
and
GOLDMAN SACHS MORTGAGE COMPANY
as Buyer

GUARANTOR PLEDGE AND SECURITY AGREEMENT, dated as of April 28, 2011, by KBS DEBT HOLDINGS MEZZ HOLDER, LLC (“Mezz Holder”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) (each a “Grantor” and, collectively, the “Grantors”), in favor of Goldman Sachs Mortgage Company (the “Buyer”), as “Buyer” under the Repurchase Agreement referred to below.

WITNESSETH:
WHEREAS, pursuant to the Amended and Restated Master Repurchase Agreement, dated as of April 28, 2011 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), between KBS GKK Participation Holdings I, LLC (“Seller”) and Buyer, Seller agreed to cause the Mezz Holder and certain other entities from time to time to become a Grantor hereunder;
WHEREAS, the Grantors are party to the Omnibus Guaranty (as defined in the Repurchase Agreement) pursuant to which they have guaranteed the Guaranteed Obligations (as defined in the Repurchase Agreement); and
WHEREAS, Buyer would not enter into the Repurchase Agreement with Seller unless each Grantor executed this Agreement.
NOW, THEREFORE, in consideration of the premises and to induce the Buyer to enter into the Repurchase Agreement, each Grantor hereby agrees with the Buyer as follows:
ARTICLE I    DEFINED TERMS
Sections 1.1    Definitions
(a)Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein have the meanings given to them in the Repurchase Agreement.
(b)Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):
“Account Debtor”
“Account”
“Certificated Security”
“Chattel Paper”
“Commodity Account”
“Control Account”
“Deposit Account”
“Documents”
“Entitlement Holder”
“Entitlement Order”
“Equipment”
“Financial Asset”
“General Intangible”
“Goods”

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“Instruments”
“Inventory”
“Investment Property”
“Letter-of-Credit Right”
“Proceeds”
“Securities Account”
“Securities Intermediary”
“Security”
“Security Entitlement”

(c)The following terms shall have the following meanings:
“Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the date hereof and in which a security interest is granted pursuant to Section 2.2 (Grant of Security Interest in Collateral), including, to the extent a security interest is granted therein pursuant to Section 2.2 (Grant of Security Interest in Collateral), with respect to each Grantor (i) all Stock and Stock Equivalents of any Person that are acquired by such Grantor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of such Grantor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. “Additional Pledged Collateral” may be General Intangibles, Instruments or Investment Property.
“Agreement” means this Pledge and Security Agreement.
“Collateral” has the meaning specified in Section 2.1 (Collateral).
“Deposit Account Control Agreement” means a letter agreement, substantially in the form of Annex 1 (Form of Deposit Account Control Agreement) (with such changes as may be agreed to by Buyer), executed by the Grantor, the Buyer and the relevant financial institution.
“Domestic Person” means any “United States person” under and as defined in Section 7701(a)(30) of the Code.
“Excluded Equity” means any Voting Stock in excess of 66% of the total outstanding Voting Stock of any direct Subsidiary of any Grantor that is a Non-U.S. Person. For the purposes of this definition, “Voting Stock” means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).
“Governing Agreement” means in the case of Pledged Stock the related LLC Agreement or Partnership Agreement, as applicable, or in the case of a Pledged Debt Instrument the related Instrument and any loan agreements for the related Indebtedness, which, as applicable, include provisions governing the registered owner or holder and the sale, assignment or transfer of the respective Pledged Stock or Pledged Debt Instrument.
“Guaranteed Obligations” has the meaning specified in the Omnibus Guaranty.

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“Intercompany Note” means any promissory note evidencing loans made by any Grantor or any of its Subsidiaries to any other Company Party.

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“LLC” means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).
“LLC Agreement” means each operating agreement with respect to a LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.
“Partnership” means each partnership in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).
“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.
“Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by any Grantor, including all Stock listed on Schedule 2 (Pledged Collateral).
“Pledged Collateral” means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of any Grantor, all chattel paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles, Instruments or Investment Property.
“Pledged Debt Instruments” means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor.
“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock. For purposes of this Agreement, the term “Pledged Stock” shall not include any Excluded Equity.
“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Grantor in, to and under any Partnership Agreement or LLC Agreement to which it is a party.
“Securities Account Control Agreement” means a letter agreement, substantially in the form of Annex 2 (Form of Securities Account Control Agreement) (with such changes as may be agreed to by the Buyer), executed by the relevant Grantor, the Buyer and the relevant securities intermediary.
“Securities Act” means the Securities Act of 1933, as amended.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory

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provisions of law, any of the attachment, perfection or priority of the Buyer's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
Section 1.2    Certain Other Terms
(a)In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
(b)The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.
(c)References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.
(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor's Collateral or any relevant part thereof.
(f)Any reference in this Agreement to a Transaction Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.
(g)The term “including” means “including without limitation” except when used in the computation of time periods.
(h)The term “Buyer” includes its successors.
(i)References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.
ARTICLE II    GRANT OF SECURITY INTEREST

Section 2.1    Collateral

For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:
(a)all Accounts;
(b)all Chattel Paper;

PLEDGE AND SECURITY AGREEMENT

(c)all Deposit Accounts;
(d)all Documents;
(e)all Equipment;
(f)all General Intangibles;
(g)all Instruments;
(h)all Inventory;
(i)all Investment Property;
(j)all Letter-of-Credit Rights;
(k)all books and records pertaining to the other property described in this Section 2.1;
(l)all property of any Grantor held by the Buyer, including all property of every description, in the possession or custody of or in transit to the Buyer for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power;
(m)all other Goods and personal property of such Grantor, whether tangible or intangible and wherever located; and
(n)to the extent not otherwise included, all Proceeds.
Section 2.2    Grant of Security Interest in Collateral
Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Buyer, and grants to the Buyer a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.
Section 2.3    Cash Collateral Accounts
The Buyer has established a Deposit Account at Citibank, N.A., designated as “Goldman Sachs Mortgage Company - [Seller] Cash Collateral Account”. Such Deposit Account shall be a Cash Collateral Account.
ARTICLE III    REPRESENTATIONS AND WARRANTIES
To induce the Buyer to enter into the Repurchase Agreement and accept the Omnibus Guaranty, each Grantor hereby represents and warrants each of the following to the Buyer:

PLEDGE AND SECURITY AGREEMENT

Section 3.1    Title; No Other Liens
Except for the Lien granted to the Buyer pursuant to this Agreement and the other Liens, if any, permitted to exist on the Collateral under the Omnibus Guaranty, such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities, (b) is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and (c) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.
Section 3.2    Perfection and Priority
The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of Buyer in the Collateral for which perfection is governed by the UCC upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 3 (Filings) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Buyer in completed and duly executed form), (ii) the delivery to the Buyer of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Buyer or in blank, (iii) the execution of Securities Account Control Agreements with respect to Investment Property not in certificated form, and (iv) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts of a Grantor. Such security interest shall be prior to all other Liens on the Collateral, except for a pari passu security interest being simultaneously granted to Goldman in connection with the Goldman MRA, and except for customary permitted Liens having priority over the Buyer's Lien pursuant to the applicable Governing Agreement or by operation of law or otherwise as permitted under the Omnibus Guaranty.
Section 3.3    Jurisdiction of Organization; Chief Executive Office
Such Grantor's jurisdiction of organization, legal name, organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 1 (Jurisdiction of Organization; Principal Executive Office) to this Agreement or to the Joinder Agreement delivered by such Grantor and such Schedule 1 (Jurisdiction of Organization; Principal Executive Office) also lists all jurisdictions of incorporation, legal names and locations of such Grantor's chief executive office or sole place of business for the five years preceding the date hereof.
Section 3.4    [Intentionally Omitted].
Section 3.5    Pledged Collateral
(a)The Pledged Stock pledged hereunder by such Grantor is listed on Schedule 2 (Pledged Collateral) to this Agreement or to the Joinder Agreement delivered by such Grantor and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on such Schedule 2 (Pledged Collateral).
(b)All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Buyer in accordance with Section 4.4(a) (Pledged Collateral).

PLEDGE AND SECURITY AGREEMENT

(c)All Pledged Collateral held by a Securities Intermediary in a Securities Account is subject to a Securities Account Control Account.
(d)All Pledged Stock consisting of Pledged Uncertificated Stock is subject to a Securities Account Control Agreement.
Section 3.6    Accounts
No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Buyer, properly endorsed for transfer, to the extent delivery is required by Section 4.4 (Pledged Collateral).
Section 3.7    Deposit Accounts; Securities Accounts
The only Deposit Accounts or Securities Accounts maintained by any Grantor on the date hereof are those listed on Schedule 6 (Bank Accounts; Control Accounts) to this Agreement or to the Joinder Agreement delivered by such Grantor, which sets forth such information separately for each Grantor.
ARTICLE IV    COVENANTS
Each Grantor agrees with the Buyer to the following, as long as any Repurchase Obligation remains outstanding and, in each case, unless the Buyer otherwise consents in writing:
Section 4.1    Generally
Such Grantor shall (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Transaction Document, any Related Document, any Requirement of Law or any policy of insurance covering the Collateral, (b) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Buyer to sell, assign or transfer any Collateral if such restriction would have a Material Adverse Effect and (c) promptly notify the Buyer of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any Collateral regardless of whether or not it has a Material Adverse Effect; provided that notwithstanding the preceding, in the case of Pledged Stock or Pledge Debt Instruments, the respective Governing Agreement may restrict the right or ability to sell, assign or transfer such Collateral..
Section 4.2    Maintenance of Perfected Security Interest; Further Documentation
(a)Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 (Perfection and Priority) and Section 2.2 and shall defend such security interest and such priority against the claims and demands of all Persons.
(b)Such Grantor shall furnish to the Buyer from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Buyer may reasonably request, all in reasonable detail and in form and substance satisfactory to the Buyer.

PLEDGE AND SECURITY AGREEMENT

(c)At any time and from time to time, upon the written request of the Buyer, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Deposit Account Control Agreements and Securities Account Control Agreements.
Section 4.3    Changes in Locations, Name, Etc.
(a)Except upon 15 days' prior written notice to the Buyer and delivery to the Buyer of  all additional financing statements and other documents reasonably requested by the Buyer to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not do any of the following:
(i)change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3 (Jurisdiction of Organization; Chief Executive Office); or
(ii)change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.
(b)Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.
Section 4.4    Pledged Collateral
(a)Such Grantor shall (i) deliver to the Buyer, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Buyer, together, in respect of any Additional Pledged Collateral, with a pledge amendment, duly executed by the Grantor, in substantially the form of Annex 3 (Form of Pledge Amendment) (a “Pledge Amendment”), an acknowledgment and agreement to a Joinder Agreement duly executed by the Grantor, in substantially the form in the form of Annex 4 (Form of Joinder Agreement), or such other documentation acceptable to the Buyer and (ii) maintain all other Pledged Collateral constituting Investment Property in a Control Account. Such Grantor authorizes the Buyer to attach each Pledge Amendment to this Agreement. During the continuation of an Event of Default, the Buyer shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. The Buyer shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

PLEDGE AND SECURITY AGREEMENT

(b)Except as provided in Article V (Remedial Provisions) or in the Repurchase Agreement, such Grantor shall be entitled to receive all cash dividends, interest, distributions and proceeds paid in respect of the Pledged Collateral (including, without limitation, liquidating or distributing dividends). If any sum of money or property paid or distributed in respect of any Pledged Collateral shall be received by such Grantor but such Grantor shall not be entitled to retain the same pursuant to the above, then such Grantor shall, until such money or property is paid or delivered to the Buyer, hold such money or property in trust for the Buyer, segregated from other funds of such Grantor, as additional security for the Guaranteed Obligations.
(c)Except as provided in Article V (Remedial Provisions) or in the Repurchase Agreement, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral, be inconsistent with or result in any violation of any provision of the Repurchase Agreement or the Omnibus Guaranty, this Agreement or any other Transaction Document or, without prior notice to the Buyer, enable or permit any issuer of Pledged Collateral to issue any Stock or other equity Securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Stock or other equity Securities of any nature of any issuer of Pledged Collateral.
(d)Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Buyer.
(e)In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it. In the case of any Grantor that is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral, such Grantor consents to (i) the exercise of the rights granted to the Buyer hereunder (including those described in Section 5.3 (Pledged Collateral)), and (ii) the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such Person and to the transfer of such Pledged Stock to the Buyer or its nominee and to the substitution of the Buyer or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class, subject to the respective Governing Agreement, and, if the Grantor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties. Such Grantor agrees to execute and deliver to the Buyer such certificates, agreements and other documents as may be necessary to evidence, formalize or otherwise give effect to the consents given in this clause (e).
(f)Such Grantor shall not, without the consent of the Buyer agree to any amendment of any Transaction Document or the respective Governing Agreement that in any way adversely affects the perfection of the security interest of the Buyer in the Pledged Collateral pledged by such Grantor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.

PLEDGE AND SECURITY AGREEMENT

Section 4.5    Accounts
(a)Such Grantor shall not, other than in the ordinary course of business consistent with its past practice, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.
(b)The Buyer shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Buyer may reasonably require in connection therewith. At any time and from time to time, upon the Buyer's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Buyer to furnish to the Buyer reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, however, that unless a Default or Event of Default shall be continuing, the Buyer shall request no more than four such reports during any calendar year.
Section 4.6    Delivery of Instruments and Chattel Paper
If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall immediately deliver such Instrument or Chattel Paper to the Buyer, duly indorsed in a manner satisfactory to the Buyer, or, if consented to by the Buyer, shall mark all such Instruments and Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Citigroup Financial Products Inc. and Goldman Sachs Mortgage Company”.
Section 4.7    Payment of Obligations
Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
ARTICLE V    REMEDIAL PROVISIONS
Section 5.1    Code and Other Remedies
(a)During the continuance of an Event of Default, the Buyer may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Guaranteed Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, during the continuation of an Event of Default, the Buyer, without

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demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Buyer or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Buyer shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Buyer's request, to assemble the Collateral and make it available to the Buyer at places that the Buyer shall reasonably select, whether at such Grantor's premises or elsewhere. The Buyer shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Buyer hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Guaranteed Obligations, in such order as the Repurchase Agreement shall prescribe, and only after such application and after the payment by the Buyer of any other amount required by any provision of law, need the Buyer account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Buyer arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)Each Grantor recognizes that the Buyer may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Buyer shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
(c)Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.1 valid and binding and in compliance with all other applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 5.1 will cause irreparable injury to the Buyer, that the Buyer has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.1 shall be specifically enforceable against such Grantor, and

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such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Repurchase Agreement.

Section 5.2    Accounts and Payments in Respect of General Intangibles
(a)In addition to, and not in substitution for, any similar requirement in the Repurchase Agreement or the Omnibus Guaranty, if required by the Buyer at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Buyer, in a Deposit Account or a Cash Collateral Account, subject to withdrawal by the Buyer as provided in Section 5.4 (Proceeds to be Turned Over To Buyer). Until so turned over or turned over, such payment shall be held by such Grantor in trust for the Buyer, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(b)At the Buyer's request, during the continuance of an Event of Default, each Grantor shall deliver to the Buyer all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.
(c)The Buyer may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.
(d)The Buyer in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Buyer's satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.
(e)Upon the request of the Buyer at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Buyer and that payments in respect thereof shall be made directly to the Buyer. In addition, the Buyer may at any time during the continuance of an Event of Default enforce such Grantor's rights against such Account Debtors and obligors of General Intangibles.
(f)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Buyer shall not have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Buyer of any payment relating thereto, nor shall the Buyer be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of

PLEDGE AND SECURITY AGREEMENT

any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
Section 5.3    Pledged Collateral
(a)During the continuance of an Event of Default, upon notice by the Buyer to the relevant Grantor or Grantors, (i) the Buyer shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Guaranteed Obligations in the order set forth in the Repurchase Agreement and (ii) the Buyer or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Buyer may determine), all without liability except to account for property actually received by it; provided, however, that the Buyer shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(b)In order to permit the Buyer to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Buyer all such proxies, dividend payment orders and other instruments as the Buyer may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Buyer an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Guaranteed Obligations.
(c)Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Buyer in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Buyer.

PLEDGE AND SECURITY AGREEMENT

Section 5.4    Proceeds to be Turned Over To Buyer
Unless otherwise expressly provided in the Repurchase Agreement or the Omnibus Guaranty, all Proceeds received by the Buyer hereunder in cash or Cash Equivalents shall be held by the Buyer as Collateral. All Proceeds while held by the Buyer in a Cash Collateral Account (or by such Grantor in trust for the Buyer) shall continue to be held as collateral security for the Guaranteed Obligations and shall not constitute payment thereof until applied as provided in the Repurchase Agreement.
Section 5.5    Deficiency
Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Guaranteed Obligations and the fees and disbursements of any attorney employed by the Buyer to collect such deficiency.
ARTICLE VI    THE BUYER
Section 6.1    Buyer's Appointment as Attorney-in-Fact
(a)Each Grantor hereby irrevocably constitutes and appoints the Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Buyer the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:
(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Buyer for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;
(ii)in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Buyer may deem appropriate to evidence the Buyer's security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;
(iii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);
(iv)execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; and

PLEDGE AND SECURITY AGREEMENT

(v)(A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Buyer or as the Buyer shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Buyer may deem appropriate, and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Buyer were the absolute owner thereof for all purposes, and do, at the Buyer's option and such Grantor's expense, at any time, or from time to time, all acts and things that the Buyer deems necessary to protect, preserve or realize upon the Collateral and the Buyer's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this clause (a) to the contrary notwithstanding, the Buyer agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.
(b)If any Grantor fails to perform or comply with any of its agreements contained herein, the Buyer, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)The expenses of the Buyer incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due amounts under the Repurchase Agreement, from the date of payment by the Buyer to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Buyer on demand.
(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section 6.2    Duty of Buyer
The Buyer's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Buyer deals with similar property for its own account. None of the Buyer, nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Buyer hereunder are solely to protect the Buyer's interest in the Collateral and shall not impose any duty upon the Buyer to exercise any such powers. The Buyer shall be accountable only for amounts

PLEDGE AND SECURITY AGREEMENT

that it actually receives as a result of the exercise of such powers, and neither they nor any of its respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

Section 6.3    Authorization of Financing Statements
Each Grantor authorizes the Buyer and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Buyer reasonably determines appropriate to perfect the security interests of the Buyer under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”, “all personal property of the debtor” or words of similar effect. Each Grantor hereby also authorizes the Buyer and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
ARTICLE VII    MISCELLANEOUS
Section 7.1    Amendments in Writing
None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 17 of the Omnibus Guaranty; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 3 (Form of Pledge Amendment) and Annex 4 (Form of Joinder Agreement) respectively, in each case duly executed by the Buyer and each Grantor directly affected thereby.
Section 7.2    Notices
All notices, requests and demands to or upon the Buyer or any Grantor hereunder shall be effected in the manner provided for in Section 11.8 (Notices, Etc.) of the Repurchase Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Seller's notice address set forth in such Section 11.8.
Section 7.3    No Waiver by Course of Conduct; Cumulative Remedies
Neither the Buyer nor Buyer shall by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Buyer would otherwise have on any future occasion. The rights and remedies herein

PLEDGE AND SECURITY AGREEMENT

provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
Section 7.4    Successors and Assigns
This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Buyer and its successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Buyer.
Section 7.5    Counterparts
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart.
Section 7.6    Severability
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 7.7    Section Headings
The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.
Section 7.8    Entire Agreement
This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Section 7.9    Governing Law
This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Section 7.10    Additional Grantors
If, pursuant to the Repurchase Agreement, Parent Guarantor or Seller shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Buyer a Joinder Agreement substantially in the form

PLEDGE AND SECURITY AGREEMENT

of Annex 4 (Form of Joinder Agreement) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

Section 7.11    Release of Collateral
(a)At the time provided in Section 5.08 of the Repurchase Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Buyer and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Buyer shall deliver to such Grantor any Collateral of such Grantor held by the Buyer hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and release.
(b)If the Buyer shall be directed or permitted pursuant to Section 5.08 of the Repurchase Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by any Grantor in a transaction permitted by the Omnibus Guaranty), such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in the Omnibus Guaranty. In connection therewith, the Buyer, at the request and sole expense of the applicable Guarantor, shall execute and deliver to such Grantor all releases or other documents, including, without limitation, UCC termination statements, reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Seller, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be so sold or disposed; provided, however, that the Seller shall have delivered to the Buyer, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Seller in form and substance satisfactory to the Buyer stating that such transaction is in compliance with the Repurchase Agreement and the other Transaction Documents.
Section 7.12    Reinstatement
Each Grantor further agrees that, if any payment made by Seller or other Person and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by Buyer to Seller, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.
KBS DEBT HOLDINGS MEZZ HOLDER, LLC,
a Delaware limited liability company
By:    KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

By:    KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

By:    KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner

By:    /s/ David E. Snyder
David E. Snyder
Chief Financial Officer

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT FOR REPURCHASE AGREEMENT]

PLEDGE AND SECURITY AGREEMENT

ACCEPTED AND AGREED
as of the date first above written:

GOLDMAN SACHS MORTGAGE COMPANY,
as Buyer
By:    /s/ Mark J. Buono
Name: Mark J. Buono
Title: Authorized Signatory

ANNEX 1
TO
PLEDGE AND SECURITY AGREEMENT
FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT

_____________ __, ____
[Financial Institution]
[Address]
Ladies and Gentlemen:
Reference is made to account no. [__________] maintained with you (the “Bank”) by [    ] (the “Company”), as guarantor, into which funds are deposited from time to time (the “Account”). The Company has entered into a Pledge and Security Agreement, dated as of April 28, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Company, certain of its subsidiaries and/or affiliates party thereto and Goldman Sachs Mortgage Company (the “Buyer”).
Pursuant to the Pledge and Security Agreement and related documents, the Company has granted to the Buyer a security interest in certain property of the Company, including, among other things, accounts, inventory, equipment, instruments, general intangibles and all proceeds thereof (the “Collateral”). Payments with respect to the Collateral are or hereafter may be made to the Account. You, the Company and the Buyer are entering into this letter agreement to perfect the security interest of the Buyer in the Account.
The Company hereby transfers to the Buyer exclusive control of the Account and all funds and other property on deposit therein. By your execution of this letter agreement, you (i) agree that you shall comply with instructions originated by the Buyer directing disposition of the funds in the Account without further consent of the Company and (ii) acknowledge and agree that the Buyer now has exclusive control of the Account, that all funds and other property on deposit in the Account shall be transferred to the Buyer as provided herein, that the Account is being maintained by you for the benefit of the Buyer and that all amounts and other property therein are held by you as custodian for the Buyer.
Except as provided in clauses (b)(iii) and (e) below, the Account shall not be subject to deduction, set-off, banker's lien, counterclaim, defense, recoupment or any other right in favor of any person or entity other than the Buyer. By your execution of this letter agreement you also acknowledge that, as of the date hereof, you have received no notice of any other pledge or assignment of the Account and have not executed any agreements with third parties covering the disposition of funds in the Account. You agree with the Buyer as follows:
(a)Notwithstanding anything to the contrary or any other agreement relating to the Account, the Account is and shall be maintained for the benefit of the Buyer, shall be entitled “Goldman Sachs Mortgage Company [name of Company] Account” and shall be subject to written instructions only from an authorized officer of the Buyer.
(b)[A post office box (the “Lockbox”) has been rented in the name of the Company at the [___________] post office and the address to be used for such Lockbox is:

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[Insert address]
Your authorized representatives shall have access to the Lockbox under the authority given by the Company to the post office and shall make regular pick-ups from the Lockbox timed to gain maximum benefit of early presentation and availability of funds. You shall endorse process all checks received in the Lockbox and deposit such checks (to the extent eligible) in the Account in accordance with the procedures set forth below.
(i)You shall follow your usual operating procedures for the handling of any [checks received from the Lockbox or other] remittance received in the Account that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees and the like.
(ii)You shall endorse and process all eligible checks and other remittance items not covered by clause (iii) below and deposit such checks and remittance items in the Account.
(iii)You shall mail all checks returned unpaid because of uncollected or insufficient funds under appropriate advice to the Company (with a copy of the notification of return to the Buyer). You may charge the Account for the amounts of any returned check that has been previously credited to the Account. To the extent insufficient funds remain in the Account to cover any such returned check, the Company shall indemnify you for the uncollected amount of such returned check upon your demand.
(iv)You shall maintain a record of all checks and other remittance items received in the Account and, in addition to providing the Company with photostatic copies thereof, vouchers, enclosures and the like of such checks and remittance items on a daily basis, furnish to the Buyer a monthly statement of the Account to Goldman Sachs Mortgage Company, as Buyer at the following address: 200 West Street, New York, New York 10282, Attention: Anthony Preisano, with a copy to the Company.
(c)    Prior to the delivery to you of a written notice from the Buyer in the form of Exhibit A hereto (a “Blockage Notice”), you are authorized to transfer to the Company, in same day funds, on each business day, the entire balance in the Account to the following account:

ABA Number:     ______________________________
[name and address of Company's bank]
Account Name: ______________________________
Concentration Account
Account Number: ______________________________
Reference: ____________________________________
Attn: _________________________________________
or to such other account as the Company may from time to time designate in writing.

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(d)[From and after the delivery to you of a Blockage Notice, you] [You] shall transfer (by wire transfer or other method of transfer mutually acceptable to you and the Buyer) to the Buyer, in same day funds, on each business day, the entire balance in the Account to the following account:

ABA Number: 021-000-089
Citibank, N.A.
388 Greenwich Street
New York, New York 10013

Account Name: Goldman Sachs Mortgage Company
Concentration Account
Account Number: 40711421
Reference:     KBS
Attn:     Monzoor Morshed / Chris Saenz

or to such other account as the Buyer may from time to time designate in writing (the “Buyer Concentration Account”).
(e)All customary service charges and fees with respect to the Account shall be debited to the Account. In the event insufficient funds remain in the Account to cover such customary service charges and fees, the Company shall pay and indemnify you for the amounts of such customary service charges and fees.

This letter agreement shall be binding upon and shall inure to the benefit of you, the Company, the Buyer referred to in the Pledge and Security Agreement and the respective successors, transferees and assigns of any of the foregoing. You may terminate the letter agreement only upon 30 days' prior written notice to the Company and the Buyer. The Buyer may terminate this letter agreement upon 10 days' prior written notice to you and the Company. Upon such termination you shall close the Account and transfer all funds in the Account to the Buyer Concentration Account or as otherwise directed by the Buyer. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Buyer Concentration Account or as the Buyer may otherwise direct all funds and other property received in respect of the Account.
This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.
This letter agreement supersedes all prior agreements, oral or written, with respect to the subject matter hereof and may not be amended, modified or supplemented except by a writing signed by the Buyer, the Company and you. You have not, and, without the prior consent of the Buyer and the Company, you shall not, agree with any third party to comply with instructions or other directions concerning the Account or the disposition of funds in the Account originated by such third party

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The Company hereby agrees to indemnify and hold you, your directors, officers, agents and employees harmless against all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, all court costs and reasonable attorney fees, in each case in any way related to or arising out of or in connection with this letter agreement or any action taken or not taken pursuant hereto, except to the extent caused by your gross negligence or willful misconduct.
This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.

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Upon acceptance of this letter agreement it shall be the valid and binding obligation of the Company, the Buyer, and you, in accordance with its terms.
Very truly yours,
[NAME OF COMPANY]
By: ______________________________
Name:
Title:
GOLDMAN SACHS MORTGAGE COMPANY,
as Buyer
By: ______________________________
Name:
Title:
ACKNOWLEDGED AND AGREED
as of the date first above written:
[FINANCIAL INSTUTION]
By: ______________________________
Name:
Title:

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EXHIBIT A
TO
DEPOSIT ACCOUNT CONTROL AGREEMENT
Form of Blockage Notice
[Financial Institution]
[Address]
Re:    Account No. ____________________ (the “Account”)
Ladies and Gentlemen:
Reference is made to the Account and that certain Deposit Account Control Agreement dated April [ ], 2011 among you, Goldman Sachs Mortgage Company, as Buyer (the “Buyer”), and [_____________] (the “Deposit Account Control Agreement”). Capitalized terms used herein shall have the meanings given to them in the Deposit Account Control Agreement.
The Buyer hereby notifies you that, from and after the date of this notice, you are hereby directed to transfer (by wire transfer or other method of transfer mutually acceptable to you and the Buyer) to the Buyer, in same day funds, on each business day, the entire balance in the Account to the Buyer Concentration Account specified in clause (d) of the Deposit Account Control Agreement or to such other account as the Buyer may from time to time designate in writing.

Very truly yours,
GOLDMAN SACHS MORTGAGE COMPANY,
as Buyer
By: ______________________________
Name:
Title:

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ANNEX 2
TO
PLEDGE AND SECURITY AGREEMENT
FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT

[Name and Address
of Securities
Intermediary]
_____________ __, 20__
Ladies and Gentlemen:
The undersigned ___________________ (the “Pledgor”) together with certain of its affiliates are party to a Pledge and Security Agreement dated April 28, 2011 in favor of Goldman Sachs Mortgage Company (the “Pledgee” and such agreement the “Pledge and Security Agreement”) pursuant to which a security interest is granted by the Pledgor in all present and future Assets (hereinafter defined) in Account No. _______ of the Pledgor (the “Pledge”).
In connection therewith, the Pledgor hereby instructs you (the “Approved Securities Intermediary”) to do all of the following:

1.	maintain the Account, as “ - Goldman Sachs Mortgage Company Control Account”;

2.
hold in the Account the assets, including, without limitation, all financial assets, securities, security entitlements and all other property and rights now or hereafter received in such Account (collectively the “Assets”), including, without limitation, those assets listed on Schedule A (List of Assets) attached hereto and made a part hereof;

3.
provide to the Pledgee, with a duplicate copy to the Pledgor, a monthly statement of Assets and a confirmation statement of each transaction effected in the Account after such transaction is effected; and

4.
honor only the instructions or entitlement orders (within the meaning of Section 8-102 of the UCC (as defined below) (the “Entitlement Orders”) in regard to or in connection with the Account given by an Authorized Officer of the Pledgee, except as provided in the following sentence. Until such time as the Pledgee gives a written notice in the form of Exhibit A hereto to the Approved Securities Intermediary that the Pledgor's rights under this sentence have been terminated (on which notice the Approved Securities Intermediary may rely exclusively), the Pledgor acting through an Authorized Officer may (a) exercise any voting right that it may have with respect to any Asset, (b) give Entitlement Orders and otherwise give instructions to enter into purchase or sale transactions in the Account and (c) withdraw and receive for its own use all regularly scheduled interest [and dividends] paid with respect to the Assets [and all cash proceeds of any sale of Assets] (“Permitted Withdrawals”); provided, however, that, unless the Pledgee has consented to the specific transaction, the Pledgor

A2-1

shall not instruct the Approved Securities Intermediary to deliver and, except as may be required by law or by court order, the Approved Securities Intermediary shall not deliver, cash, securities, or proceeds from the sale of, or distributions on, such securities out of the Account to the Pledgor or to any other person or entity other than Permitted Withdrawals.

By its signature below, the Approved Securities Intermediary agrees to comply with the Entitlement Orders and instructions of an Authorized Officer of the Pledgee (including, without limitation, any instruction with respect to sales, trades, transfers and withdrawals of cash or other of the Assets) without the further consent of the Pledgor or any other person (it being understood and agreed by the Pledgor that the Approved Securities Intermediary shall have no duty or obligation whatsoever to have knowledge of the terms of the Pledge and Security Agreement or to determine whether or not an event of default exists thereunder). The Pledgor hereby agrees to indemnify and hold harmless the Approved Securities Intermediary, its affiliates, officers and employees from and against all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, all court costs and reasonable attorney's fees, that may result by reason of the Securities Intermediary complying with such instructions of the Pledgee.
The Authorized Officer of the Pledgee who shall give oral instructions hereunder shall confirm the same in writing to the Approved Securities Intermediary within five days after such oral instructions are given.
For the purpose of this Agreement, the term “Authorized Officer of the Pledgor” shall refer in the singular to ___________________ or ___________________ (each of whom is, on the date hereof, an officer or director of the Pledgor) and “Authorized Officer of the Pledgee” shall refer in the singular to any person who is a vice president or managing director of the Pledgee. In the event that the Pledgor shall find it advisable to designate a replacement for any of its Authorized Officers, written notice of any such replacement shall be given to the Approved Securities Intermediary and the Pledgee.
Except with respect to the obligations and duties as set forth herein, this Agreement shall not impose or create any obligation or duty upon the Approved Securities Intermediary greater than or in addition to the customary and usual obligations and duties of the Approved Securities Intermediary to the Pledgor.
As long as the Assets are pledged to the Pledgee, (i) the Approved Securities Intermediary shall not invade the Assets to cover margin debits or calls in any other account of the Pledgor and (ii) the Approved Securities Intermediary agrees that, except for liens resulting from customary commissions, fees, or charges based upon transactions in the Account, it subordinates in favor of the Pledgee any security interest, lien or right of setoff the Approved Securities Intermediary may have. The Approved Securities Intermediary acknowledges that it has not received notice of any other security interest in the Account or the Assets. In the event any such notice is received, the Approved Securities Intermediary shall promptly notify the Pledgee. The Pledgor herein represents that the Assets are free and clear of any lien or encumbrance and agrees that, with the exception of the security interest granted to the Pledgee, no lien or encumbrance shall be placed by it on the Assets without the express written consent of both the Pledgee and the Approved Securities Intermediary.

A2-2

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and it and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, and the law of the Approved Securities Intermediary's jurisdiction for the purposes of Section 8-110 of the Uniform Commercial Code in effect in the State of New York (the “UCC”) shall be, the law of the State of New York.
The Approved Securities Intermediary shall treat all property at any time held by the Approved Securities Intermediary in the Account as Financial Assets within the meaning of the UCC. The Approved Securities Intermediary acknowledges that this Agreement constitutes written notification to the Approved Securities Intermediary, pursuant to the UCC and any applicable federal regulations for the Federal Reserve Book Entry System, of the Pledgee's security interest in the Assets. The Pledgor, Pledgee and Approved Securities Intermediary are entering into this Agreement to provide for the Pledgee's control of the Assets and to confirm the first priority of the Pledgee's security interest in the Assets.
If any term or provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision were omitted. This Agreement may not be altered or amended in any manner without the express written consent of the Pledgor, the Pledgee and the Approved Securities Intermediary. This Agreement may be executed in any number of counterparts, all of which shall constitute one original agreement.
The Pledgor hereby agrees to indemnify and hold you, your directors, officers, agents and employees harmless against all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, all court costs and reasonable attorney fees, in each case in any way related to or arising out of or in connection with this letter agreement or any action taken or not taken pursuant hereto, except to the extent caused by your gross negligence or willful misconduct.
This Agreement may be terminated by the Approved Securities Intermediary upon 30 day's prior written notice to the Pledgor and the Pledgee. Upon expiration of such 30-day period, the Approved Securities Intermediary shall be under no further obligation except to hold the Assets in accordance with the terms of this Agreement, pending receipt of written instructions from the Pledgor and the Pledgee, jointly, regarding the further disposition of the pledged Assets.
The Pledgor acknowledges that this Agreement supplements any existing agreement of the Pledgor with the Approved Securities Intermediary and, except as expressly provided herein, is in no way intended to abridge any right that the Approved Securities Intermediary might otherwise have.

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IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly authorized officers all as of the date first above written.
[NAME OF PLEDGOR]
By: ______________________________
Name:
Title:
GOLDMAN SACHS MORTGAGE COMPANY,
as Buyer
By: ______________________________
Name:
Title:
ACCEPTED AND AGREED
as of the date first above written:
[FINANCIAL INTERMEDIARY]
By: ______________________________
Name:
Title:

A2-4

SHEDULE A
TO
SECURITIES ACCOUNT CONTROL AGREEMENT
PLEDGED COLLATERAL ACCOUNT NUMBER: _______________

A2-5

EXHIBIT A
TO
SECURITIES ACCOUNT CONTROL AGREEMENT
Form of Buyer Notice of Control
[Securities Intermediary]
[Address]
Re:    Account No. ____________________ (the “Account”)
Ladies and Gentlemen:
Reference is made to the Account and that certain Securities Account Control Agreement dated April [ ], 2011 among you, Goldman Sachs Mortgage Company, as Buyer (the “Buyer”), and [_____________ (the “Pledgor”)] (such agreement, the “Securities Account Control Agreement”). Capitalized terms used herein shall have the meanings given to them in the Securities Account Control Agreement.
The Buyer hereby notifies you that, from and after the date of this notice, the Pledgor's rights to give Entitlement Orders with respect to the Account and the other rights afforded to the Pledgor under paragraph 4 of the Securities Account Control Agreement are terminated. From and after the delivery of this notice to you, you shall honor only the Entitlement Orders in regard to or in connection with the Account and/or the financial assets contained therein given by an Authorized Officer of the Buyer.
Very truly yours,
GOLDMAN SACHS MORTGAGE COMPANY,
as Buyer
By: ______________________________
Name:
Title:

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ANNEX 3
TO
PLEDGE AND SECURITY AGREEMENT
FORM OF PLEDGE AMENDMENT
This PLEDGE AMENDMENT, dated as of April [ ], 2011, is delivered pursuant to Section 4.4(a) (Pledged Collateral) of the Pledge and Security Agreement, dated as of April [ ], 2011, by KBS GKK PARTICIPATION HOLDINGS I, LLC (“Seller”), the undersigned Grantor and the other Subsidiaries of the Seller from time to time party thereto as Grantors in favor of Goldman Sachs Mortgage Company (the “Pledge and Security Agreement”) and the undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Guaranteed Obligations of the undersigned. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Pledge and Security Agreement.

[GRANTOR]
By: ______________________
Name:
Title:

Pledged Stock
Issuer	Class	Certificate No(s).	Par Value	Number of Shares, Units or Interests

Pledged Debt Instruments
Issuer	Description of Debt	Certificate No(s).	Final Maturity	Principal Amount

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ACKNOWLEDGED AND AGREED
as of the date first above written:

GOLDMAN SACHS MORTGAGE COMPANY,
as Buyer
By: ______________________
Name:
Title:

A3-2

ANNEX 4
TO
PLEDGE AND SECURITY AGREEMENT
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 7.10 (Additional Grantors) of the Pledge and Security Agreement, dated as of April 28, 2011 by KBS GKK Participation Holdings I, LLC (the “Seller”) and the Subsidiaries of the Seller listed on the signature pages thereof in favor of Goldman Sachs Mortgage Company (the “Pledge and Security Agreement”). Capitalized terms used herein but not defined herein are used with the meanings given them in the Pledge and Security Agreement.
By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.10 (Additional Grantors) of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby grants to the Buyer, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations of the undersigned, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.
The information set forth in Annex 1‑A is hereby added to the information set forth in Schedules 1 through 6 to the Pledge and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on Annex 1‑A to this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Guaranteed Obligations of the undersigned.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III (Representations and Warranties) of the Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.
IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR]
By: ______________________________
Name:
Title:

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ACKNOWLEDGE AND AGREED
as of the date first above written:
[EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL]
By:    __________________
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY,
as Buyer
By:    __________________
Name:
Title:

A4-2

i

TABLE OF CONTENTS
(continued)

	Page
Section 7.8	Entire Agreement	26
Section 7.9	Governing Law	26
Section 7.10	Additional Grantors	26
Section 7.11	Release of Collateral	26
Section 7.12	Reinstatement	27

ii

TABLE OF CONTENTS
(continued)

ANNEXES AND SCHEDULES

Annex 1    Form of Deposit Account Control Agreement
Annex 2    Form of Securities Account Control Agreement
Annex 3    Form of Pledge Amendment
Annex 4    Form of Joinder Agreement

Schedule 1    Jurisdiction of Organization; Principal Executive Office
Schedule 2    Pledged Collateral
Schedule 3    Filings
Schedule 4    Location [Intentionally Omitted]
Schedule 5    [Intentionally Omitted]
Schedule 6    Bank Accounts; Control Accounts

iii